UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 3, 2007

(Date of earliest event reported: April 23, 2007)

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Market Place Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 468-3500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On April 24, 2007, the Company filed a Current Report on Form 8-K (the “Report”) in connection with its acquisition of certain oil and gas properties and related assets located in Kansas and Oklahoma from EnergyQuest Resources, L.P. and certain of its affiliates (“EnergyQuest”) for an aggregate purchase price of approximately $115 million, subject to purchase price adjustments (the “EnergyQuest Acquisition”). Included in the EnergyQuest Acquisition was a natural gas processing and gathering system owned by Kansas Processing EQR, LLC (“KPC”), a wholly owned subsidiary of EnergyQuest. The Current Report on Form 8-K filed April 24, 2007 is being amended by this Amendment No. 1 to include the required historical financial statements and other financial information with respect to the EnergyQuest Acquisition as required by Item 9.01 (a) and the pro forma financial information required by Item 9.01 (b). Financial information is being provided for the oil and gas working interests and pipeline assets acquired.

This Report replaces Item 9.01 of that filing:

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of businesses acquired.

The following information is included as an exhibit to this report as noted in (d) below:

1. Audited statements of direct revenues and direct operating expenses of the natural gas and oil properties acquired from EnergyQuest Resources, L.P. for the years ended December 31, 2006 and December 31, 2005, and the unaudited interim periods ended March 31, 2007 and March 31, 2006.

2. Kansas Processing EQR, LLC’s audited financial statements as of and for the years ended December 31, 2006 and December 31, 2005, and the unaudited interim periods ended March 31, 2007 and March 31, 2006.

(b) Pro Forma Financial Information.

The following unaudited pro forma condensed combined financial statements reflect the combination of the historical consolidated balance sheets and income statements of Constellation Energy Partners LLC, EnergyQuest oil and gas working interests, and KPC, adjusted for certain effects of the acquisition and related funding:

1. Unaudited Pro Forma Condensed Combined Balance Sheet

2. Unaudited Pro Forma Condensed Combined Statement of Operations

3. Notes to Unaudited Pro Forma Condensed Combined Financial Statements

4. Unaudited Pro Forma Combined Supplemental Oil and Gas Disclosures

(c) Not Applicable.

(d) Exhibits.

Exhibit Number	Description
99.1	The audited statements of direct revenues and direct operating expenses of the natural gas and oil properties acquired from EnergyQuest Resources, L.P. for the years ended December 31, 2006 and December 31, 2005, and the unaudited statements of direct revenues and direct operating expenses of the natural gas and oil properties acquired from EnergyQuest for the three months ended March 31, 2007 and March 31, 2006.

99.2	The audited financial statements of Kansas Processing EQR, LLC as of and for the years ended December 31, 2006 and December 31, 2005, unaudited financial statements of Kansas Processing EQR, LLC as of and for the three months ended March 31, 2007 and March 31, 2006.

99.3	The unaudited pro forma condensed balance sheet of Constellation Energy Partners LLC as of March 31, 2007, which gives effect to the acquisition of the oil and gas working interests from EnergyQuest Resources, L.P. and of KPC as if they had occurred on March 31, 2007 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 and for the three months ended March 31, 2007, which give effect to the acquisition of the oil and gas working interests from EnergyQuest Resources, L.P. and of KPC as if it occurred on January 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: July 3, 2007	By:	/s/ Angela A. Minas
Angela A. Minas
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	The audited statements of direct revenues and direct operating expenses of the natural gas and oil properties acquired from EnergyQuest Resources, L.P. for the years ended December 31, 2006 and December 31, 2005, and the unaudited statements of direct revenues and direct operating expenses of the natural gas and oil properties acquired from EnergyQuest for the three months ended March 31, 2007 and March 31, 2006.

99.2	The audited financial statements of Kansas Processing EQR, LLC as of and for the periods ended December 31, 2006 and December 31, 2005, and the unaudited financial statements of Kansas Processing EQR, LLC as of and for the three months ended March 31, 2007 and March 31, 2006.

99.3	The unaudited pro forma condensed balance sheet of Constellation Energy Partners LLC as of March 31, 2007, which gives effect to the acquisition of the oil and gas working interests from EnergyQuest Resources, L.P. and of KPC as if they had occurred on March 31, 2007 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 and for the three months ended March 31, 2007, which give effect to the acquisition of the oil and gas working interests from EnergyQuest Resources, L.P. and of KPC as if it occurred on January 1, 2006.